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                                                                     Exhibit 5.2

December 14, 2006

Royal Bank of Canada
200 Bay Street
Royal Bank Plaza
Toronto, Ontario
Canada, M5T 2J5

Dear Sirs/Mesdames:

We have acted as Canadian counsel to Royal Bank of Canada (the "BANK") in connection with the registration under the United States Securities Act of 1933 (the "ACT") of U.S. $8,000,000,000 aggregate amount of:

      (a) senior obligations (the "SENIOR DEBT SECURITIES") to be issued pursuant to an Indenture, dated as of October 23, 2003, as supplemented by the First Supplemental Indenture, dated as of July 21, 2006, between the Bank and The Bank of New York as successor to the corporate trust business of JP Morgan Chase Bank, N.A., (the "SENIOR DEBT INDENTURE"); or

      (b) subordinated obligations (the "SUBORDINATED DEBT SECURITIES") to be issued pursuant to an indenture to be entered into by the Bank (the "SUBORDINATED DEBT INDENTURE").

We have participated, together with Sullivan & Cromwell LLP, United States counsel to the Bank in the preparation of the following:

                  (i)   the Senior Debt Indenture;

                  (ii)  the form of Subordinated Debt Indenture;

                  (iii) the registration statement of the Bank on Form F-3 dated
                        December 14, 2006 (the "REGISTRATION Statement"); and

                  (iv) the prospectus of the Bank dated December 14, 2006 included in the Registration Statement (the "PROSPECTUS").

For the purposes of our opinions below, we have examined such statutes, public and corporate records, certificates and other documents, and considered such questions of law, as we have considered relevant and necessary as a basis for the opinions hereinafter set forth. In such examination we have assumed the genuineness of all signatures and the authenticity of all

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documents submitted to us as originals, and the conformity to original documents of all documents submitted to us as certified or photostatic copies or facsimiles. For the purposes of the opinions expressed herein, we have, without independent investigation or verification, assumed that the Senior Debt
Indenture has been, and that the Subordinated Debt Indenture will be, duly authorized, executed and delivered by, and constitutes or will constitute, as the case may be, a legal, valid and binding obligation of, each party thereto other than the Bank.

In giving this opinion, we express no opinion as to any laws other than the laws, at the date hereof, of the Provinces of Ontario and Quebec and the federal laws of Canada applicable therein.

With respect to the continuing existence of the Bank as a Schedule I bank under the Bank Act (Canada) referred to in paragraph 1 below, we have relied, without independent investigation or verification, exclusively upon a Certificate of Confirmation dated December 13, 2006 issued by the Office of the Superintendent of Financial Institutions.

Based and relying upon and subject to the qualifications set forth herein, we are of the opinion that:

1. the Bank validly exists as a Schedule I bank under the Bank Act (Canada) and has the corporate power to create the Series and to create, issue and sell the Securities;

2. when the creation of the Subordinated Debt Securities and the Senior Debt Securities (collectively, the "SECURITIES") has been duly authorized by the Bank and when the terms of particular Securities and the issuance and sale of such Securities have been duly authorized by all necessary corporate action in conformity with the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and when such Securities have been duly executed, authenticated and issued in accordance with the Senior Debt Indenture or the Subordinated Debt Indenture, as applicable, and delivered against payment therefor as contemplated in the Registration Statement and the Prospectus and any applicable agreement of purchase and sale, such Securities will be validly issued;

3. the Senior Debt Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Quebec or Ontario and the federal laws of Canada applicable therein, delivered by the Bank and, with respect to the provisions thereof governed by the laws of the Province of Ontario and the federal laws of Canada applicable therein, constitutes a legal, valid and binding obligation of the Bank enforceable in accordance with its terms;

4. when the Subordinated Debt Indenture has been duly authorized, executed and, to the extent delivery is a matter governed by the laws of the Province of Quebec or Ontario and the federal laws of Canada applicable therein, delivered by the Bank, such indenture will,

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      with respect to the provisions thereof governed by the laws of the
      Province of Ontario and the federal laws of Canada applicable therein, constitute a legal, valid and binding obligation of the Bank enforceable in accordance with its terms;

The opinions set forth in paragraphs 3 and 4 above as to the enforceability of the Senior Debt Indenture and the Subordinated Debt Indenture are subject to the following qualifications:

            (i) equitable remedies, such as specific performance and injunctive relief, are remedies which may only be granted at the discretion of a court of competent authority;

            (ii) enforceability may be limited by bankruptcy, insolvency and other laws of general application affecting the rights of creditors (including the provisions of the Bank Act (Canada) respecting such matters); and

            (iii) pursuant to the Currency Act (Canada), a judgment by a court in any province in Canada may be awarded in Canadian currency only and such judgment may be based on a rate of exchange which may be the rate in existence on a day other than the day of payment of such judgment.

The opinions expressed herein are provided solely for the benefit of the addressees in connection with the filing of the Registration Statement with the United States Securities and Exchange Commission and are not to be transmitted to any other person, nor are they to be relied upon by an other person or for any other purpose or referred to in any public document or filed with any government agency or other person without our prior express consent. The opinions expressed herein may be relied upon by Sullivan & Cromwell LLP for the purposes of its opinion dated the date hereof addressed to the Bank with respect to the subject matter hereof.

We hereby consent to this filing of this opinion as an exhibit to the Registration Statement and to the references to us under the headings "Limitations on Enforcement of U.S. Laws Against the Bank, Our Management and Others" and "Validity of Securities" in the Prospectus included in the Registration Statement. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required by the Act or the rules and regulations promulgated thereunder.

Yours very truly,

/s/ OGILVY RENAULT LLP